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                                                                   EXHIBIT 10.19

                                                                  Execution Copy

                                 CONFIDENTIAL
                       CUSTOMIZED PROGRAMMING AGREEMENT
                       --------------------------------

     This Customized Programming Agreement (this "Agreement"), effective as of June 15, 2000 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Athlete Direct, Inc. and Pro Sports Xchange, Inc. (hereinafter collectively referred to as "Interactive Content Provider" or "ICP"), both Delaware corporations, both with their principal offices at 2120 Colorado Avenue, Suite 200, Santa Monica, California 90404 (each a "Party" and collectively the "Parties").

                                 INTRODUCTION
                                 ------------

     AOL and ICP each desires that ICP provide AOL with Content for distribution through the AOL Network, subject to the terms and conditions set forth in this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall be as defined on Exhibit B attached hereto.

                                     TERMS
                                     -----

1.   PROGRAMMING
     -----------

     1.1 Content. The Customized Site and Customized Programming shall consist of the Content described on the programming plan attached as Exhibit A (the "Programming Plan"). ICP shall inform AOL of relevant search terms and terminology associated with popular areas and functionality within the Customized Site and Customized Programming for AOL's promotional and Content integration purposes. The inclusion of any additional Content within the Customized Site and/or Customized Programming (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval.

     1.2 License. ICP hereby grants AOL a nonexclusive, non-transferable (except to AOL Affiliates) worldwide license to use, market, license, store, distribute, reproduce, display, adapt, communicate, perform, translate, transmit, and promote the Customized Site, Customized Programming and the Licensed Content (or any portion thereof) through the AOL Network as set forth in Exhibit A and/or as AOL may determine in its sole discretion by integrating Content from the Customized Site and/or Customized Programming by linking to specific areas of the Customized Site and/or Customized Programming, provided that the link to any such Content on the AOL Network shall conform to the specifications of an ICP Presence. Any Linked ICP Interactive Site shall be subject to the foregoing license. Subject to the right and License contained herein, ICP retains all right, title and interest in and to the Licensed Content. AOL's use of the License Content shall be subject to the express requirements of this Agreement.

     1.3 Promotion of Athletes. ICP shall secure the promotional rights set forth in Exhibit A with respect to each athlete and columnist described in Exhibit A.

     1.4 Management. ICP shall design, create, edit, manage, review, update (on a daily basis or as otherwise specified herein), and maintain the Customized Site, Customized Programming and the Licensed Content in a timely and professional manner and in accordance with the terms of this Agreement and shall keep the Licensed Content current, accurate and well-organized at all times. ICP shall ensure that the Licensed Content within the Customized Site and Customized Programming in aggregate is equal to or better than any non-surcharge Content (i.e., Content for which no third party pays ICP) dedicated to athlete and/or team Content distributed by ICP through any other ICP Interactive Site in all material respects, including without limitation, quality, breadth, depth, timeliness, functionality, features, prices of products and services and terms and conditions, provided that any changes to the Customized Programming or the Licensed Content necessary to comply with this sentence shall be subject to AOL's review and approval and the terms of this Agreement. ICP shall not be in breach of the preceding sentence (i) where ICP has material technical limitations in implementing the foregoing with respect to a specific AOL Property or (ii) where ICP has included a specific athlete on another Interactive Site but not on the Customized Site or Customized Programming, provided that ICP is otherwise in compliance with the athlete requirements set forth in Exhibit A. ICP shall provide the necessary technical support in order to optimize ICQ tools and functionality in a

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          manner that AOL requests. Except as specifically provided for herein,
          AOL shall have no obligations of any kind with respect to the Customized Site or Customized Programming. ICP shall be responsible for any hosting or communication costs associated with the Customized Site and Customized Programming (including any Linked Interactive Sites), including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP. AOL Members shall not be subject to a registration process (or any similar process) in order to access and use the Customized Site, Customized Programming (including any Linked ICP Interactive Site) or the Licensed Content; provided, however, that the Parties agree and acknowledge that some features or areas of the Linked ICP Interactive Site may require a registration process for all users generally (e.g., a premium service) and that such registration process for AOL Members shall be no more burdensome than for any other user and shall be upon terms and conditions no less favorable than for any other user. During the Term and for the two (2) year period after the expiration or termination thereof, ICP shall allow AOL Members to access and use non-Premium Information Products on any Linked ICP Interactive Site on terms and conditions no less favorable than the terms and conditions available to other users of such ICP Interactive Site. In the event ICP fails to comply with any material term of this Agreement, subject to Section 6.2 below, including without limitation ICP's obligations under this Section 1.4 or its promotional obligations under Section 2, AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease the promotion it provides to ICP hereunder and/or to decrease or cease any other contractual obligation of AOL hereunder until such time as ICP corrects its non-compliance, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder corresponding to such decrease in promotion. In the event that AOL fails to comply with the payment terms in Section 1.5 below, subject to Section 6.2 below, ICP will have the right (in addition to any other remedies available hereunder) to decrease or cease any contractual obligation hereunder until AOL corrects its non-compliance.

     1.5  Programming Fee.  AOL shall pay ICP $15,000,000.00 as follows:

               Cash Payment.  AOL shall pay ICP $15,000,000.00 as follows:
               $1,250,000.00 quarterly beginning three (3) months after the Effective Date.

     1.6 Site and Programming Preparation. Provided that ICP has achieved Site and Programming Preparation for the carriage it will receive on the main screen and scoreboards of the Sports Channel within the AOL Service within five (5) days of the Effective Date, AOL will provide carriage within the AOL Service for such Customized Programming [*] from the Effective Date. Provided that ICP has achieved Site and Programming Preparation by a mutually agreed upon date, AOL shall substantially provide Promotions on all Covered Properties, except for [*] (until available based upon the end of another exclusive agreement), [*] from the Effective Date." Site and Programming Preparation" shall mean that ICP shall have completed all necessary production work (including completion of all necessary training for AOL's proprietary "Rainman" publishing tool) for the Customized Programming and any other related areas or screens (including programming all Content thereon); customized and configured the Customized Programming in accordance with this Agreement; and completed all other necessary work (including, without limitation, undergone all AOL site testing set forth on Exhibit E) to prepare the Customized Programming and any other related areas or screens to launch on the AOL Network as contemplated hereunder.

     1.7 Member Benefits. ICP will generally promote through the Customized Site and Customized Programming any special or promotional offers made available by or on behalf of ICP through any ICP Interactive Site or any other distribution channel. In addition, ICP shall promote through the Customized Site or Customized Programming on a regular and consistent basis special offers exclusively available to AOL Members ("AOL Exclusive Offers"). ICP shall, at all times, feature at least one AOL Exclusive Offer for AOL Members (except as otherwise mutually agreed upon by the Parties). The AOL Exclusive Offer made available by ICP shall provide a substantial member benefit to AOL Members, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Specific AOL Exclusive Offers to be made available by ICP shall include the following: specially-priced sports memorabilia. ICP will provide AOL with reasonable prior notice of AOL Exclusive Offers and other special offers so that AOL can, in its editorial discretion, market the availability of such offers. Inadvertent omissions of such offers shall not be deemed a breach of this Agreement.

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2.   CROSS-PROMOTION
     ---------------

     2.1 Cooperation. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

     2.2 Interactive Site. Within the Primary Site, ICP shall include a prominent actionable promotional button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing on the first screen of the Primary Site (the "AOL Promo"), to promote such AOL products or services as AOL may designate (for example, the America Online brand service, the CompuServe brand service, the AOL.com site, the Digital City services, the ICQ service, MovieFone services, When.com calendaring services or the AOL Instant Messenger service). AOL will provide the creative content to be used in the AOL Promo. ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promo within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promo during the prior month. In the event that AOL elects to serve the AOL Promo to the Primary Site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the Primary Site on which the AOL Promo will appear. In addition, within the Primary Site, ICP shall provide prominent promotion, where commercially practicable, for the keywords associated with the Customized Programming and links from the Primary Site to the relevant topic areas on AOL's AOL.com site. To the extent that ICP promotes any instant messaging technology or functionality, ICP shall promote the AOL Instant Messaging functionality on its Primary Site.

     2.3 Other Media. In ICP's television, radio, print and "out of home" (e.g., buses and billboards, point of purchase and other "place-based" promotions) advertisements and in any publications, programs, features or other forms of media over which ICP exercises at least partial editorial control, ICP will include specific references or mentions (orally where possible) of the availability of the Customized Site through the AOL Network. At least [*] of such references or mentions shall be (a) at least as prominent as the ICP's listing of a URL for any ICP Interactive Site. The remaining [*] of such references must be at least clearly visible, audible or legible as the case may be in any ICP advertisement in print, radio, or television. All such references or mentions of AOL, and the use of AOL's trademarks, trade names and service marks in connection therewith, shall be in accordance with
          Section II of Exhibit C and shall conform to the samples shown on Exhibit G.

     2.4 Preferred Access Provider. When promoting AOL, ICP shall promote AOL as the preferred access provider through which a user can access the Customized Programming and/or the Primary Site and ICP shall use commercially reasonable efforts to promote AOL as prominently as any other Interactive Service as part of ICP's promotion of the Licensed Content

3.   REPORTING.
     ----------

     3.1 Customized Programming Reporting. ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the Customized Programming during the prior month, the number of and dollar value associated with the transactions involving AOL Members and any registration information obtained from AOL Members at the Customized Programming during the period in question. ICP represents that all URLs related to the Customized Programming are listed on Exhibit A and ICP shall provide AOL with an update of such list promptly upon any change thereto.

     3.2 Advertising. ICP shall provide monthly detailed information to AOL regarding (i) AOL Advertisements (as defined below) sold by ICP or its agents and (ii) any advertising or promotional activity through the Customized Programming and any Linked ICP Interactive Sites.


4.   ADVERTISING AND MERCHANDISING
     -----------------------------

     4.1 AOL Network Advertising Inventory. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network including, without limitation, the AOL Frames and shall have the right

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          to all revenues therefrom. The specific advertising inventory within any AOL forms or pages, including such AOL Frames, shall be as reasonably determined by AOL. AOL shall have the exclusive right to sell AOL Advertisements on the Main Teams Page, Main Stars Page, Team Aggregate Screens, Stars Aggregate Screens and Extreme Main Page. ICP must cooperate and facilitate AOL's serving of advertisements sold by AOL. ICP must provide the necessary technical support for AOL to serve such advertisements. Notwithstanding the foregoing, AOL agrees not to place advertising within any hybrid browser frame or header or footer frame that is activated by entering solely a Customized Site or Customized Programming. AOL reserves the right to place advertising within any client-based frame or any frame or hybrid browser provided that any such advertising appearing on a frame or hybrid browser around the Customized Sites shall not be targeted specifically toward the Customized Site. AOL hereby grants ICP the exclusive right to license or sell AOL Advertisements on the other pages, subject to AOL's approval for each AOL Advertisement, which approval shall not be unreasonably withheld.

     4.2 Advertising Revenues. AOL shall be entitled to [*] of Advertising Revenues generated by the license or sale of AOL Advertisements on the Main Teams Page, Main Stars Page, Team Aggregate Screens, Stars Aggregate Screens and Extreme Main Page. ICP shall be entitled to [*] of Advertising Revenues generated by the license or sale of AOL Advertisements on the other pages on the Customized Site and Customized Programming

     4.3 Advertising Policies. Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies which shall be made available, exclusivity commitments, and other preferential contractual commitments to third parties which are applicable to AOL and those exclusivities that AOL grants to itself for its own business(es) subject to Section 5.2.

     4.4 Interactive Commerce. ICP is permitted to sell Product through the commerce area on its Customized Internet Site and/or Customized Programming. ICP may sell "Licensed Sporting Goods," but ICP is prohibited from "promoting" Licensed Sporting Goods anywhere on the AOL Network; provided, however, that ICP is otherwise permitted to sell and promote Licensed Sporting Goods on the Customized Site and Customized Programming. Any merchandising permitted hereunder shall be subject to (i) the then-current requirements of AOL's merchant certification program, (ii) AOL's standard terms and conditions applicable to its interactive marketing partners, and (iii) prior approval by AOL of all Product to be offered through the Customized Site or Customized Programming except for the pre-approved Products listed in Exhibit A-5. ICP will take all reasonable steps necessary to conform its promotion and sale of Products through the Customized Site and Customized Programming to the then-existing technologies identified by AOL which are optimized for the AOL Service including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Members through the Customized Site, and Customized Programming. "Licensed Sporting Goods" shall mean the following products [*]. Memorabilia and collectibles are specifically excluded from Licensed Sports Product.

5.   CUSTOMIZED PROGRAMMING AND CUSTOMIZED SITE
     ------------------------------------------

     5.1 Production; Performance. ICP shall optimize the Customized Site and Customized Programming for distribution hereunder according to AOL specifications and guidelines (including, without limitation, any HTML publishing guidelines) and the Operating Standards set forth on Exhibit E attached hereto.

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     5.2  Customization.  ICP shall customize the Customized Site and Customized
          Programming for AOL Members as follows:

               (a) ICP shall customize and co-brand the Customized Site and Customized Programming for distribution over the AOL Properties listed in Exhibit A-1 using AOL's design guideline templates and co-branding requirements, including by (x) displaying on each page of the Customized Site framing (e.g., C-frame, side navigation/menu bars, headers and footers) of size and type determined by AOL and which contain branding for the applicable AOL Property and ICP as determined by AOL and, as determined by AOL, links to the applicable AOL Property, a search box and/or promotional spaces to be programmed by AOL, and (y) matching the look and feel of the applicable AOL Property on the Customized Site. In addition, ICP shall comply with any customization and co-branding requirements set forth on Exhibit A. ICP shall make any changes to the customization and/or co-branding of the Customized Site to conform to the standard requirements of any AOL Property or otherwise reasonably requested by AOL during the Term.

               (b) ICP shall ensure that AOL Members accessing the Customized Site and/or Customized Programming or linking to any ICP Interactive Site from the Customized Site or Customized Programming do not receive advertisements, promotions or links
               (i) for any entity reasonably construed to be in competition with AOL or the applicable AOL Property, (ii) in a category in which AOL or the applicable AOL Property has an exclusive or other preferential relationship (but this limitation only applies to the Team Pages, Stars Pages, and the Extreme Main Page), or (iii) otherwise in violation of the applicable AOL Property's then-standard advertising policies. ICP shall ensure that all Advertisements sold by ICP or its agents comply with all applicable federal, state and local laws and regulations.

               (c) Within the Customized Site, ICP shall use and/or feature solely AOL's tools and technology for the following utilities and functionality: instant messaging, chat, personalized news service, calendaring (including "click-to-add event" functionality associated therewith), web page community services, message boards, and commerce/content aggregation services (e.g., Shop@AOL and local content) ("AOL Tools"). If any such AOL Tool is not made available for use on the Customized Site within a reasonable time upon ICP's request, ICP shall be permitted to utilize on the Customized Site similar tools and technology provided [*], provided that such tools and technology are not [*] and no links or promotions for such third party appear on the Customized Site and, provided, further that ICP will convert such tools and technology over to the corresponding AOL Tool once such AOL Tool is made available. In addition, the Customized Site shall not (x) provide or promote any email service, or (y) use or feature the tools or technology of any Interactive Service other than AOL.

               (d) Within the AOL Service, ICP shall host the Main Teams Page, Team Aggregate Screens, Main Stars Page, Stars Aggregate Screens and the Extreme Main Page of the Customized Programming and Customized Site under a domain name co-branded with the applicable AOL Property as follows: athletedirect.aol.com and all other pages within the Customized Site will have domain names with applicable ICP Property extension such as aol.athletedirect.com or yankees.aol.broadbandsports.com. Within all other AOL Properties, ICP shall host the Team Pages, Stars Pages and Extreme Online Area of the Customized Programming and Customized Site under a domain name co-branded with the applicable AOL Property as follows: athletedirect.netscape.com and all other pages within the Customized Site may have domain names such as netscape.athletedirect.com. AOL will use commercially reasonable efforts to have [*] for traffic on the Team Pages within the AOL Service so long as such pages remain in Rainman format. With respect to traffic on any other pages relating to the Customized Site or Customized Programming which appear on an AOL URL, AOL will use commercially reasonable efforts, including by providing any necessary [*], to help [*]. For pages appearing on an ICP URL, then AOL will use commercially reasonable efforts, including by providing any necessary [*], to help ICP [*] and ICP shall used [*].

     5.3 Links on Customized Programming. The Parties will work together on mutually acceptable links (including links back to AOL) within the Customized Site and Customized Programming in order to create a robust and engaging

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          AOL member experience and the Customized Site and Customized
          Programming shall not contain any pointers or links to any other area on or outside the AOL Network without AOL's prior written consent, other than (i) standard advertising that otherwise complies with this Agreement and (ii) as expressly described on Exhibit A. ICP may designate a "link" to the Customized Site and/or Customized Programming as provided for herein. ICP shall take reasonable efforts to ensure that AOL traffic is generally either kept within the Customized Site or Customized Programming or channeled back into the AOL Network and ICP shall ensure that the Customized Site or Customized Programming contain no permanent or semi-permanent links for third party Content, nor any rotational links for aggregated Content within the same Content category or channel as ICP, except as specifically set forth in the Programming Plan. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the Customized Site or Customized Programming cause an excessive amount of AOL traffic to be diverted outside of such Customized Programming or Customized Site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of the Customized Programming and Customized Site. In the event that ICP cannot or does not so limit diverted traffic from the Customized Programming or Customized Site within thirty (30) days of receiving notice from AOL, AOL reserves the right to terminate such links from the AOL Network to the Customized Programming Customized Site.

     5.4 Review. ICP shall allow appropriate AOL personnel to have reasonable access to all Customized Programming from time to time for the purpose of reviewing such sites to determine compliance with the provisions of this Section 5.

6.   TERM, TERMINATION, PRESS RELEASES.
     ---------------------------------

     6.1 Term. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire thirty-six (36) months from the Effective Date. AOL shall have the right to extend this Agreement for two (2) successive one (1) year periods (each, an "Extension Term"). Each such Extension Term shall be on the same terms and conditions contained herein. AOL shall make payments during the Extension Term in the same manner as it made payments during the initial term. AOL shall exercise its option to extend this Agreement by providing ICP with written notice of such election no later than [*] days prior to the expiration of the initial term or the then-current Extension Term, as the case may be. Upon the expiration or earlier termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link").

     6.2 Termination for Breach. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof. If ICP or any of its subsidiaries or affiliates is behind (i.e., 45 days late in paying) any material payment obligation in excess of [*] to any party (including AOL), AOL may, at its option (i) reduce its payment of the Programming Fee in Section 1.5 in an equal amount of such late payment and/or (ii) terminate this Agreement immediately.

     6.3 Termination for Bankruptcy/Insolvency or Changes in Business. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

     6.4 Termination of Existing Agreement. The Parties previously entered into an Interactive Services Agreement that became effective January 1, 1999 ("Existing Agreement"). The Parties hereby terminate the Existing Agreement effective June 15, 2000.

     6.5 Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and

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          other disclosures as required by law, rule, regulation or court order or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure to obtain the prior written approval of the other Party shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching Party, in the event of such material breach, the non-breaching Party may elect to terminate this Agreement immediately upon notice to the other Party. AOL hereby agrees that there will be a press release announcing this Agreement pursuant to this provision and AOL shall work with ICP in good faith to issue a timely release.

7.   TERMS AND CONDITIONS.  The terms and conditions set forth on the Exhibits
     --------------------
     attached hereto  are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                       ATHLETES DIRECT, INC.


By:      /s/ David M. Colburn              By:     /s/ Ross Schafelberger
   ----------------------------------         -------------------------------

Print Name:     David M. Colburn           Print Name:   Ross Schafelberger
            -------------------------                  ----------------------

Title:  President - Business Affairs       Title:       President
       ------------------------------             ---------------------------

Date:        3/15/00                       Date:            3/15/00
      -------------------------------            ----------------------------

                                           Tax ID/EIN#:     95-4673807
                                                        ---------------------

                                           PRO SPORTS XCHANGE, INC.

                                           By:   /s/ Tyler Goldman
                                               ------------------------------

                                           Print Name: Tyler Goldman
                                                       ----------------------

                                           Title:          President
                                                  ---------------------------

                                           Date:           3/15/00
                                                 ----------------------------

                                           Tax ID/EIN#:      95-4673807
                                                        ---------------------


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                                  EXHIBIT A-1
                                  -----------


A.1 -- Description of the Online Area/Licensed Content. ICP shall provide the following to AOL:

     A.1.1 Customized Programming and Customized Site. AOL shall provide ICP with editorial guidelines ("Guidelines") for the Customized Programming and Customized Site to appear on the AOL Service, AOL.com, CompuServe, Netscape (subject to availability) and ICQ (the "Covered Properties") within seventy-five
(75) days after the Effective Date. A sample of such Guidelines is attached to the Agreement as Exhibit A-2, which shall govern to the extent no additional Guidelines are provided. For a period of thirty (30) days after the date AOL provides the Guidelines to ICP, AOL will discuss in good faith any modifications to such Guidelines proposed by ICP. In providing the Customized Programming, Customized Site and the Licensed Content, ICP shall comply with the Guidelines, as may be modified by AOL after discussions with ICP. The Customized Programming and Customized Site shall consist of the following online areas on the Covered
Properties:

          A.1.1.1 Team Online Area. ICP shall program and produce the only team online area, which is solely an AOL Property-branded area, on the Covered Properties ("Team Online Area") where AOL Members can access information relating to all professional and collegiate sports teams ("collectively, "Teams" and singularly "Team") on a team-by-team basis in each of the following sports categories (collectively, "Sports Categories" and singularly "Sports Category"):
                   National Football League ("NFL"), Major League Baseball ("MLB"), National Basketball Association ("NBA"), National Hockey League ("NHL"), NCAA Football (only teams set forth in Exhibit A-4) and NCAA Basketball (only teams set forth in Exhibit A-4). The Team Online Area shall consist of the following:

                   (A) Team Pages. For each Covered Property, ICP shall program and produce the AOL pages and screens consistent with the following general descriptions ("Team Pages"):
                        (i) an AOL Property-branded main page for the Team Online Area linked directly from an AOL Property-based permanent promotion and/or used as a navigational page("Main Teams Page"), (ii) for each Sports Category and for each conference/division in a Sports Category (each, a "Conference"), an AOL Property-branded aggregate screen for all teams in the Sports Category and/or Conference (e.g., NFL Football Teams Page, Atlantic Conference Football Page) linked directly from an AOL Property-based permanent promotion and/or used as a navigational page("Teams Aggregate Screens"), and
                        (iii) an AOL Property-branded main page for each team ("Team Main Page") (e.g., New York Yankees Main Page). The Team Pages shall (a) contain the links specified in Exhibit A.1.1.3 and feature regularly updated "teaser" Content from the Team Deeper Content and the Feeds (as defined below).

                   (B) Team Deeper Content. For each Covered Property, the Team Deeper Content shall generally consist of the following Content: (a) the complete Feeds related to each Sports Category and each Team, (b) other AOL-approved Team Content, (c) other AOL-approved dynamic Content such as weekly chats, updated player information and multimedia elements, and (d) additional Team features. The Parties acknowledge that, subject to the terms of this Agreement, including without limitation, Section5 of this Agreement, ICP intends to advertise, offer, sell or license Products through the Team Deeper Content.

                   (C) Updates. Unless otherwise requested by AOL, ICP shall update the Team Pages to keep them dynamic and robust as set forth on the schedule set forth in Exhibit A-6.

          A.1.1.2 Stars Online Area. ICP shall program and produce the Stars Online area, which is solely AOL Property-branded, ("Stars Online Area") on the Covered Properties where AOL Members can access information

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                   relating to individual star athletes. The Stars Online Area shall be designed as the premier interactive and online home for mutually and reasonably agreed-upon nationally recognized major professional athletes ("Athletes") in the following Sports Categories: NFL, MLB, NBA, NHL, NASCAR and soccer ("MLS") and other mutually agreed upon Sports Categories. The Stars Online Area shall consist of the following:

                   (A) Star Pages. For each Covered Property, ICP shall program and produce the following pages and screens on each AOL Property consistent with the following general descriptions ("Stars Pages"): (i) an AOL Property-branded main page for the Stars Online Area linked directly from an AOL Property-based permanent promotion and/or used as a navigational page ("Main Stars Page"),
                        (ii) an AOL Property-branded aggregate screen for all Athletes in each Sports Category linked directly from an AOL Property-based permanent promotion and/or used as a navigational page ("Stars Aggregate Screens"), and (iii) an AOL Property-branded main page for each Athlete Online Area (as described below) ("Athlete Main Page"). The Stars Pages shall contain the links specified in Exhibit A.1.1.3 and shall feature regularly updated "teaser" Content from Deeper Stars Content and the Feeds.

                   (B) Deeper Stars Content. For each Covered Property, he Deeper Stars Content shall generally consist of (a) individual athlete online areas ("Athlete Online Areas") produced and maintained by ICP, (b) other ICP star Content and additional star features, and (c) other dynamic Content such as weekly chats, updated player information and multimedia elements.

                   (C) Athlete Online Areas. For each Covered Property, ICP shall provide at least at least sixty (60) Athlete Online Areas upon the Effective Date, and at least five
                        (5) additional athletes each year. In addition, for ICQ, ICP shall provide twenty (20) additional international athletes per year. Beginning on the Effective Date, at least five (5) of the Athlete Online Areas shall be for Star Athletes (as defined in Exhibit B) in five of the NBA, NHL, NFL, MLB, NASCAR and MLS Sports Categories, for a total of twenty-five Star Athletes, and ICP shall add an additional five (5) international Star Athletes per year. Within six (6) months of the Effective Date, at least five (5) of the international athletes provided to ICQ shall be Star Athletes, and ICP shall provide an additional five (5) international Star Athletes to ICQ per year. ICP shall provide to AOL a list of all Athletes to be included in the Stars Online Area, which list shall be subject to AOL's approval pursuant to the terms set forth herein and in Exhibit A-1. ICP recognizes and acknowledges the importance to AOL of certainty and consistency with respect to the Athlete Online Areas, and AOL recognizes and acknowledges that ICP may need to modify the list from time to time. As such, ICP shall have the right to modify the list from time to time to delete injured athletes or athletes no longer under contract with ICP, or to add new athletes under contract with ICP, or to address other ICP business requirements; provided that, (a) ICP shall replace Athletes deleted from the list with Athletes of equal prominence, and (b) ICP shall provide AOL seventy-five (75) days prior written notice of such modifications.

                   (D) Programming. In addition to the above, the programming of the Star Online Area, including without limitation, the Athlete Online Areas, shall include, at a minimum, those features and areas set forth in Exhibit A-3 hereto.

          A.1.1.3 Look and Feel/Links. The look and feel of the Team Pages, Stars Pages and Extreme Pages (collectively, the "AOL Pages" and singularly, the "AOL Page") and the Team Deeper Content and Extreme Deeper Content shall be as determined by AOL after consultation with ICP. AOL will determine, at its sole discretion, and ICP will implement (a) the design and navigation of each AOL Page; (b) the links from each AOL Page to news, schedules, scores and statistics packages provided by AOL's other partners, and (c) any other links from an AOL Page. Each AOL Page shall (i) contain AOL-approved ICP-designated links to the relevant Deeper Content (i.e., Team Pages to Team Deeper Content and Star Pages to Star Deeper Content) or commerce in accordance with the provisions of this Agreement, including without limitation, Section5, and
                   (ii) feature the greater of (a) twenty percent (20%) of total links or (b) twelve (12) links, all of which links are to be prominent, to AOL-designated Content or commerce

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                   (including, without limitation, other AOL content and/or
                   commerce partners and ICP Content and/or commerce at AOL's sole discretion). AOL's approval for the ICP-designated links to Team, Extreme or Star Deeper Content or commerce (other than the links which are approved pursuant to Section 5 of this Agreement) shall not be unreasonably withheld; provided that, (i) such links are to ICP Content on Linked ICP Interactive Sites which are not co-branded and such linked Content is editorially relevant to and enhances the Content contained in the Online Area from which it is linked, and
                   (ii) such links would not otherwise violate the terms of this Agreement, any other AOL policy or impair or impede any AOL business plan or project. To the extent ICP is permitted to sell Products through the Online Area in conformance with
                   Section 4.4 of this Agreement, the AOL Pages shall not feature promotions for Memorabilia Products or Premium Information Products of any third party as long as ICP is permitted to offer, license or sell such Products through the Online Area pursuant to Section 4.4and does, in fact, offer, license or sell substantially similar Memorabilia Products or Premium Information Products through the Online Area.

          A.1.1.4 Fantasy Content. At ICP's expense, including the expense associated with integrating the following Content into the Covered Properties' Sports Channel fantasy area ("Fantasy Center"), ICP shall provide to AOL, the following Content:

                   (A) Headline Notes. ICP shall provide to AOL Headline Notes for inclusion in the Fantasy Center news area as follows: (a) for baseball and football as of the Effective Date, and (b) for hockey and basketball as of the next hockey and basketball season (including, without limitation, the shortened 1999 NBA basketball season), respectively, after the Effective Date. During the baseball and football Seasons, ICP shall provide at least five daily Headline Notes for each of these sports. During the hockey and basketball Seasons and the football and baseball Off-Seasons, ICP shall provide Headline Notes for each of these sports on an as-needed basis, but no less often than once per week or as mutually agreed upon by the Parties.

                   (B) Fantasy Articles. Fantasy articles ("Fantasy Articles") written by Bob Nightingale or Tracy Ringolsby or by a writer of similar caliber approved by AOL for baseball, football, hockey and basketball for inclusion in the Fantasy Center analysis area as follows: (a) during the baseball and football Seasons, ICP shall provide at least one (1) Fantasy Article for each of these sports per day, (b) during the hockey and basketball Seasons and the football and baseball Off-Seasons, ICP shall provide Fantasy Articles for each of these sports on an as-needed basis, but no less often than once per week or as mutually agreed upon by the Parties.

          A.1.1.5 Kids Programming and Content. ICP shall program an area on the AOL Service Kids Only Channel ("ICP Kids Area") consisting of the Content set forth in Exhibit A-3, Paragraph
                   (b) "Kids Channel." The ICP Kids Area shall be a part of the Online Area. ICP shall comply with AOL's policies regarding Content targeted to children under twelve years of age ("AOL Kids Policies").

          A.1.1.6 Extreme Online Area. ICP shall program and produce 50% (as reasonably determined by AOL) of the main department screen only AOL-branded online area on the AOL Service where AOL Members can access information relating to extreme (i.e. skateboarding, snowboarding, surfing, windsurfing and similar sports) ("Extreme Main Page"). The ICP-programmed area of the Extreme Main Page shall link to Extreme Athlete Pages and Extreme Deeper Content (collectively referred to as the "Extreme Online Area") AOL shall designate the look and feel of the area, and shall designate, at its sole discretion, which portion of the Extreme Online Area shall be programmed by ICP and which portions shall be programmed by AOL or any 3rd party. The programming on the Extreme Online Area to be provided by ICP shall consist of the following:

                   (A) Extreme Athlete Pages. ICP shall program and produce Customized Programming featuring top extreme sports athletes as set forth in Exhibit A-3.

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                                                                  Execution Copy



                   (B) Extreme Deeper Content. ICP shall provide detailed content around events, sports, stars and other relevant aspects of extreme sports and the extreme sports culture.

                   (C) Updates. Unless otherwise requested by AOL, ICP shall update the Team Pages to keep them dynamic and robust as set forth on the schedule set forth in Exhibit A-6.

          A.1.1.7  Talent and Athletes.  ICP shall provide at least twenty-five
                   (25) athletes, including without limitation ten (10) Star Athletes per year, and other talent for regular chats and live events in the AOL Sports Live Online Area, based upon a mutually agreed upon schedule. ICP agrees to work with AOL to create appropriate promotional plans with respect to such chat and live events. ICP agrees to use best efforts to give AOL at least twenty-four (24) hours notice to cancel any scheduled athlete appearance on the AOL Service.

          A.1.1.8 Feeds. ICP shall provide within the Customized Programming and/or Customized Site: (i) Pro Sports Xchange Feed ("PSX Feed"), and (ii) College Sports Xchange Feed ("CSX Feed"). Subject to all terms of this Agreement, including without limitation Sections 1.3.1 and 2, ICP shall be entitled to promote and market Premium Information Products through the inclusion of a promotional link. Other than such promotion, the Feeds shall contain no advertising, promotion or merchandising. The Feeds shall consist of in-depth, team-by-team information in a quality and delivered on a schedule similar to the Feeds currently being delivered and displayed on the applicable AOL Property. The Feeds shall comply with the Operating Standards set forth in Exhibit E to the extent that the Feeds are delivered via FTP. The Content of the Feeds shall be as currently being provided as generally set forth in Exhibit A-4 hereto. The Feeds as described in Exhibit A-4 shall be the best quality feeds for that specific Content that ICP offers or provides to any third party (e.g., the PSX NFL Football Team Reports shall be the best such Content offered or provided by ICP to any third party).


          A.1.1.9 AOL International Online Area: For each of AOL Australia, AOL Brazil, AOL Canada and AOL UK, ICP shall create a unique online area ("International Online Areas") dedicated to star athletes. Such International Online Areas will feature at least three (3) local athletes per country, of which at least one (1) shall be a Star Athlete. The presentation of the International Online Areas will generally be equal in quality to the presentation of the Stars Online Area.

          A.1.1.10 Supplemental Reports. ICP shall use commercially reasonable efforts to make the PSX writer network available to AOL for additional columns and features on a per-assignment basis (the "Supplemental Reports"), the content and nature of which would be determined at AOL's sole discretion. The cost of the Supplemental Reports shall be no higher than the lowest commercially reasonable cost offered to any other third party for substantially similar columns and features.


A.3 -- Rights and Licenses in and related to Athlete Online Areas and Columns. ICP represents and warrants that it shall have all necessary licenses to distribute each individual Athlete Online Area and the Columns (as defined herein) and to grant AOL and AOL's successors, Affiliates, licensees, and assigns the licenses set forth in Section 1.2 of the Agreement with respect to each Athlete Online Area and the Columns.

In addition to, and without limiting the other rights in this Agreement, ICP represents and warrants that it shall have all necessary licenses to grant to AOL and AOL's successors, Affiliates, licensees, and assigns, for the Term, the right to use the name, likeness, image, biography, and voice of the Athletes through the AOL Network in and in connection with the Customized Programming, Customized Site and/or Licensed Content and in advertising and promotion of one or more Athlete Online Areas in any and all forms of media now known or hereafter devised, including but not limited to the Internet, broadcast, non-broadcast, pay, cable and network television, satellite and closed circuit transmission, in-flight video, home entertainment (including home video, CD-ROM in current and future formats, and online services, both commercial and non-commercial) linear, digital and interactive formats and printed transcripts as AOL deems appropriate in its sole discretion. Such rights shall include the right to create, reproduce, distribute, and promote marketing materials (including but not limited to print, radio, and television advertisements, and software kits,) for one or more Athlete Online Area; provided, however, unless otherwise agreed by the Parties: (i) all uses of offline material regarding any Athlete are subject to the pre-approval right of the Athlete and ICP, (ii) all such uses shall immediately terminate upon the expiration

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of the Term (except for those pieces which were produced during the Term and are in the process of distribution thereafter), and (iii) any such use shall be for the primary purpose of promoting the Stars Online Area.

                                  EXHIBIT A-2
                                  -----------
                          Sample Editorial Guidelines
                          ---------------------------

The following is for purposes of general agreement & discussion only and shall be used as the basis for creating definitive "Editorial Guidelines" as called for in the Agreement between AOL and ICP. Notwithstanding the forgoing, the definitive "Editorial Guidelines" shall in no way be limited to the following.

AOL SPORTS PROGRAMMING GUIDELINES: OUTLINE OF KEY COMPONENTS FOR AOL/ICP INTEGRATED EDITORIAL RELATIONSHIP

Sports coverage must stress immediacy, depth, and interactivity. That is, screens must be regularly updated to reflect game and news coverage; appropriate links must be added to provide background and context to the stories; and opportunities for interactivity must be linked to the stories.

1. Maintenance of Areas and Frequency of Programming
   -------------------------------------------------

The Team Pages and Star Pages need to be changed as often as determined by AOL. In general, this means for In-Season coverage of the major sports (Pro and College Football, Pro and College Basketball, Baseball, Hockey), all promo slots will be fresh each day by 7 a.m. and the top promo slots will change throughout the day as mutually agreed by both parties. The top promo slots also will be updated throughout the daytime as events or news warrant. During the off-season, all sport-by-sport screens will change at least once daily.

The Team Pages, Star Pages and Extreme Online Area should be checked by copy editors to make sure that everything is accurate and that the links are working properly. The sports screens need to be perfect when it comes to details such as scores, names of teams, players and events, dates, spelling, grammar, and links to content and photos. When a mistake is identified, it must be corrected immediately, regardless of the time of day.

All screens must be checked constantly to make sure that the information is timely and accurate. Changes must be made before something becomes outdated.

2. Promotions/Style and Guidelines
   -------------------------------

The text, headlines and captions should be written in a direct newspaper style that is consistent with what is currently on the AOL Sports site. The writing will reflect a consistent editorial attitude determined by AOL. It is important that the AP editorial style guide be followed. There should never be more than two hyperlinks within a story text field. The hyperlinks need to be written in a clear manner and go directly to what is being promoted. Blind hyperlinks are not acceptable; the member must always have a good idea of where the link will take him before he clicks on it.

Links to commerce opportunities will not be inserted ad hoc. Instead, they will be used in contextually appropriate areas as identified by AOL and ICP.

3. Escalation Procedures and Disputes
   ----------------------------------

AOL Sports has final say on all editorial decisions.

4. Linking
   --------

ICP will receive the wingdings on the Team Pages and Star Pages that have been agreed to in the Agreement. ICP cannot hyperlink or link to other ICP content or commerce within a story without the approval of AOL Sports.

5. Editorial Calls
   ---------------

There will be consistent, daily communication regarding editorial direction.

6. Timelines of Changes
   --------------------

Any changes to links should be made immediately by ICP.

7. Right to Modify Links
   ---------------------

ICP does not have the right to modify the copy for AOL Sports or AOL Sports News links. ICP does not have the right to update the links AOL Sports owns (unless requested by AOL Sports). AOL Sports can modify the language on ICP links when needed to conform to the AOL Sports style as indicated above.

8. Minimum Standards
   -----------------

At a minimum, the Programming Guidelines will provide that ICP shall not include, without AOL's prior approval, any Content that (i) is sexually explicit, (ii) contains profanity, (iii) is slanderous or libelous, (iv) denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap, (v) violates AOL's terms of Service, or (vi) does not comply with any provision of this Agreement.

                                  EXHIBIT A-3
                                  ------------
                           Star Online Area Content
                           ------------------------

(A) Athlete Online Areas. Each Athlete Online Area shall contain the following at a minimum:

 .   Athlete Journals:  Regular journals for each Athlete (during the Season and the Post-Season), posted on a regular and timely basis. Journal content shall be fresh, entertaining, and innovative, giving the athlete's perspective on sports DIRECTLY to the fan. Whenever possible, certain fans (AOL Members) will be highlighted to heighten the interactivity of the Journals.

 .   Bulletin Boards and Chat Rooms:  ICP shall produce, manage, and maintain
    Athlete bulletin boards and Athlete Chat Rooms in which fans can communicate to each other and in which Athletes (via ICP) will respond to member questions within their own folders or chat room.

 .   Athlete "Themed Nights" and Regular Athlete Programming:  Athletes will be participants in regularly scheduled online programming as set forth in this Agreement. These programs may involve live chats, question and answer sessions, and unique content material submitted by the Athletes, such as analyzing highlights from the past week's games while the footage is shown on AOL. All "themed nights" and Athlete programming must be pre-approved by AOL, which approval shall not be unreasonably withheld or delayed.

 .   Content Links to other AOL sports sites: Links with other AOL sports sites.
    Such links shall first be approved by both parties hereto, which approval shall not be unreasonably withheld or delayed.

 .   Athlete Direct Fan Club: Online membership clubs, which may include but not be limited to offering discounted Memorabilia Products, ticket discounts to special events only accessible by the members, special one-on-one chats, etc... to members based on usage and contest promotions.

 .   Athlete Buddy Lists: ICP shall use commercially reasonable efforts to encourage each Athlete to log into the America Online brand service under a published screenname (available by Buddy List), during which time the Athlete can attend a chat room or auditorium chat event with AOL members.


(B) Other Programming. In addition, the Stars Online Area shall include programming geared toward crossover usage with other AOL Channels. ICP and AOL (to the extent its participation is required) shall use commercially reasonable efforts to cause the Stars Online Area to include content which will be suitable for links to and from the following channels:

     . Kids Channel -- ICP shall produce and manage kids programming and content, subject to the terms and conditions of the Kids Channel. Subject to this condition, ICP shall provide to the AOL Kids Channel the following features, at a minimum: an Aggregated Min Screen, updated weekly; twelve (12) Athlete Journals, updated weekly; The Favre Files (or similar slideshow-oriented fun series), updated weekly; the Sports Station for Kids (scores, headlines, etc.), updated daily; Message Boards for all Athlete Journals, screened daily; a Sports Stars section which will contain a permanent link or links to Athlete Direct Athlete Areas and programming designed for kids. ICP acknowledges that all such Content is content targeted towards children aged 12 and under and ICP agrees that such Content, including any advertising, commerce and promotions, shall fully comply with AOL's Kids Policies. In addition, there shall be public relations support for the Kids Only Channel from the Athletes featured therein.

        ICP agrees to use commercially reasonable efforts to create content and programming which is suitable for other AOL channels upon the request of AOL, subject to appropriate links from these channels to the Online Area.

(C) Updates. ICP shall update the Stars Online Area in a commercially reasonable manner so that the site is continually fresh on a daily basis as agreed to by AOL.

                                  EXHIBIT A-4
                                  -----------

Content of Feeds

     A. PSX Feed. ICP shall provide the PSX Feed in general conformity with the following description:

     (I) PSX Team Reports. The following reports ("PSX Team Reports") shall be approximately 1000 words per team in length. Each of the PSX Team Reports will be provided two times each week during the Season and once each week during the Off-Season. Each PSX Report shall include a Season preview for each team (the "Season Preview"), a Post-Season review for each team (the "Post Season Review") and a Draft Special for NFL football in April and for NBA Basketball in June (the "Draft Specials").

          (A) PSX NFL Football Team Reports. Team-by-team reports for each team in the NFL ("PSX NFL Football Team Reports") sorted as follows:

               (i)    National Football Conference

               (ii)   American Football Conference


          (B) PSX MLB Baseball Team Reports. Team-by-team reports for each team in MLB ("PSX MLB Baseball Team Reports") sorted as follows:

               (i)    National League

               (ii)   American League


          (C) PSX NBA Basketball Team Reports. Team-by-team reports for each team in the NBA ("PSX NBA Basketball Team Reports") sorted as follows:

               (i)    Eastern Conference

               (ii)   Western Conference


          (D) PSX NHL Hockey Team Reports. PSX reports focusing on NHL inside information, including insights into strategy and personnel in the NHL ("PSX NHL Hockey Team Reports") during the NHL Season. The PSX NHL Hockey Team Reports will be delivered in six weekly conference files sorted as follows:

               (i)    Eastern Conference-Northeast

               (ii)   Eastern Conference-Atlantic

               (iii)  Eastern Conference-Southeast

               (iv)   Western Conference-Central

               (v)    Western Conference-Pacific.

               (vi)   Western Conference-Northwest

               The PSX NHL Hockey Team Reports will not be as extensive as the team-by team information found in PSX standard Reports, but will provide analysis on all NHL teams on a weekly basis by PSX's conference writers.


     (II) PSX Editorial Package. Through its special feature columnists, ICP shall provide to AOL, via the Feeds, seven (7) mutually agreed-upon editorial columns ("Columns") per week from mutually agreed-upon respected sports columnists ("Columnists"), including without limitation, Bob Nightengale, Ira Miller, Tracy Ringolsby, and shall also include specials from nationally known insiders ("PSX Editorial Package"). The Columns shall cover various mutually agreed-upon topics/issues in professional sports. Certain of these Columns will be devoted to a mutually agreed-upon consistent subject matter (such as fantasy) each week during the course of the year, and others will highlight the key topics of that week, with an emphasis on the sports then In-Season. ICP will cover breaking stories and submit these if, in its editorial judgment, they are newsworthy. The PSX Editorial Package shall generally include, but not be limited to, the following additional coverage for each professional sport, in a form substantially similar to that which ICP and/or Pro Sports Xchange, Inc. has previously produced for AOL:mid-season reports by sport, all star game Notebooks by sport, playoff and championship coverage by sport, Season review by sport, draft coverage by sport, and additional breaking stories.


     B. CSX Feed. ICP shall provide the CSX Feed in general conformity with the following description ("CSX Team Reports"):


     (I) NCAA Football Reports. The following reports which shall be approximately 1000 words per team in length:


          (A) NCAA Football Team Reports. Team-by-team reports for each team in the following conferences ("NCAA Football Team Reports"), which NCAA Football Team Reports shall be provided twice per each week during the Season and once each week during the Off-Season:

               (i)    ACC

               (ii)   Big East

               (iii)  Big Twelve

               (iv)   Big Ten

               (v)    Pac Ten

               (vi)   SEC

               (vii)  WAC

               (viii) Conference USA conferences

               (ix)   Independent teams (e.g.,Notre Dame)


          (B) College Football Conference Reports. Reports provided on a weekly basis during the NCAA college football regular season covering the six remaining NCAA Division I-A independent schools and the Mid-American and Big West conferences on a conference-by-conference basis ("College Football Conference Report").

          (C) Ivy Reports. Reports provided weekly covering the Ivy League on a team-by-team basis during the Ivy League regular season ("Ivy Reports").


          (II) CSX Football Editorial Package. CSX shall provide, on a regularly scheduled basis, an editorial package ("CSX Football Editorial Package"), which shall include from time to time:


          (A) National Columns. National Columns focusing on current events and topics in NCAA football. The columns shall be provided a minimum of four (4) times per week during the NCAA college football regular season ("NCAA Football Season"). When events warrant (i.e., Bowl Games, recruiting results, etc.), ICCP will supplement its Special Events Coverage (defined below) with additional National Columns. National Columns will run twice a week in the Off-Season.


          (B) Game Previews. Game Previews analyzing the major upcoming Division I-A college football games during each week of the NCAA Football Season.


          (C) Game Day Feature. During the NCAA Football Season, a CSX column highlighting a game(s) from that week.


          (D) Top 112. Every week during the NCAA Football Season, ICP shall create a Top 112 Column, ranking every Division 1-A team in the country.

          (E) Special Reports. ICP will provide seven special reports that focus on key events in NCAA football formatted on a team-by-team or conference-by-conference basis. These Special Reports shall include:

--------------------------------------------------------------------------------------------
Name                              Coverage                                     Date
--------------------------------------------------------------------------------------------
Season Previews                   Preview of all 11 conferences and            Late August
                                  independents (122 teams)
--------------------------------------------------------------------------------------------
Season Reviews                    A review of all 122 teams                    Early January
--------------------------------------------------------------------------------------------
Recruiting Preview                Update on recruit's short lists              Late January
--------------------------------------------------------------------------------------------
Recruiting Review                 Rating team and conference recruits          Mid February
--------------------------------------------------------------------------------------------
Spring Football Preview           Each team's primary focus                    Early April*
--------------------------------------------------------------------------------------------
Spring Football Review            Spring practice review                       February
--------------------------------------------------------------------------------------------
Recruiting Features               Focus on individual recruits                 April
--------------------------------------------------------------------------------------------


* The actual dates for Spring Practice have not yet been determined by the teams. These reports will begin in April and run until all conferences have been reviewed.


          (F) Special Events Coverage. ICP shall cover the NCAA Division 1-A Bowl Games, including team-by team reports on bowl teams on a weekly basis until their bowl game is concluded. ICP shall also provide in-depth analysis of the Kick-Off Classic, Pigskin Classic, Blue-Gray Game, East-West Shrine, Senior Bowl and Hula Bowl.


          (G) Regional Recruiting News. In addition to the recruiting previews and reviews, ICP shall provide a weekly column on Regional Recruiting News once a week May through July.


          (III) NCAA Basketball Reports. The following reports which shall be approximately 1000 words per team in length:


          (A) NCAA Basketball Teams Reports. Team-by-team reports for each team in the following conferences ("NCAA Basketball Team Reports"),


               (i)    ACC

               (ii)   Big East

               (iii)  Big Twelve

               (iv)   Big Ten

               (v)    Pac Ten

               (vi)   SEC

               (vii)  Atlantic 10

               (viii) Conference USA

               (ix)   Ivy League

               (x)    Big West

               (xi)   Colonial

               (xii)  Missouri Valley

               (xiii) WAC

               (xiv)  MAC


     Under the current schedule, which is subject to PSX modification with AOL's reasonable approval, the NCAA Basketball Team Reports for teams (i) through
     (viii) above shall be provided each Monday throughout the Season, with each team covered until it is eliminated from post-season and weekly during the Post-Season. The NCAA Basketball Team Reports shall be provided on Tuesday throughout the Season, which each team covered until it is eliminated from Post-Season and weekly during the Post-Season.


          (B) Conference Reports. Team-by-Team reports for the remaining sixteen (16) conferences and 156 Division I teams on a once-per-week basis ("Basketball Conference Reports"). While following the same editorial approach as the NCAA Basketball Team Reports, these Conference Reports will not cover each team as extensively. However, teams in this group that qualify for the NCAA and/or NIT tournaments will be covered as extensively as the

               NCAA Basketball Team Reports with twice weekly coverage during the period from qualification until elimination in the above tournaments. The Conference Reports shall be provided for each team in the following conferences:

               (i)    Sun Belt

               (ii)   Midwest Collegiate

               (iii)  West Coast

               (iv)   Metro Atlantic

               (v)    Big Sky

               (vi)   America East

               (vii)  Ohio Valley

               (viii) Southern

               (ix)   Big South

               (x)    TAAC

               (xi)   Northeast

               (xii)  SWAC

               (xiii) Southland

               (xiv)  Mid-continent

               (xv)   Patriot

               (xvi)  MEAC

          (IV) CSX Basketball Editorial Package. ICP shall provide CSX perspectives by college basketball writers seven days per week during the Season ("CSX Basketball Editorial Package"), including the following:

          (A) National Columns. CSX's National Columns focus on current events and topical issues in college basketball. The National Columns will appear throughout the week (a minimum of four files per week during the Season). The National Columns will be bylined by college basketball writers from across the country. Additional regional columns will be delivered during the NCAA tournament and periods of increased news activity (see NCAA/NIT Tournament Coverage). National Columns will be delivered weekly during the Off-Season.

          (B) Game Previews. CSX Game Previews will provide a profile of major games during the season. Top weekday games will be previewed in capsules delivered on Mondays. Top weekend games will be profiled in capsules delivered on Thursdays.

           (C) Top 100. Each Sunday, ICP will deliver the CSX Top 100 Column, ranking the top Division I teams in the country, with appropriate comments.

          (D) Special Team Reports. Five Special Team Reports during the year that focus on key events in college basketball, particularly in the off-season, on a team-by-team basis. These Special Team Reports include:

----------------------------------------------------------------------------------------------
Name                          Coverage                                  Date
----------------------------------------------------------------------------------------------
Season Preview                A preview of all teams covered by         Mid-November
                              NCAA Basketball Team Reports and CSX
                              Basketball Conference Reports
                              ("Basketball Teams")
----------------------------------------------------------------------------------------------
Season Review                 A look back on the season for all         April
                              Basketball Teams
----------------------------------------------------------------------------------------------
Recruiting Review             Analysis of every team and conference     May
----------------------------------------------------------------------------------------------
Off-Season Spotlight          Up close focus on an interesting          May-October
                              coach, player or recruit from major
                              teams
----------------------------------------------------------------------------------------------
Summer Update                 Report on progress of team and            July, August
                              players during the Off-Season; look
                              ahead to Season
----------------------------------------------------------------------------------------------


          (E) NCAA/NIT Tournament Coverage. ICP will provide CSX analysis and perspective on all teams remaining in both the NCAA and NIT Tournament, with weekly coverage. Tournament coverage will include the following elements:


----------------------------------------------------------------------------------------------
Name                             Coverage
------------------------------------------------------------------------------------------
Team Reports                     Weekly Team Reports for all teams in each tournament
------------------------------------------------------------------------------------------
Live Notebooks                   Notebooks from writers at NCAA tournament sites
------------------------------------------------------------------------------------------
Special Columns                  Added columns for duration of tournaments
------------------------------------------------------------------------------------------
Match-Up Analysis                Evaluation of personnel and strategies that will decide
                                 each game
------------------------------------------------------------------------------------------
Historical Perspective           Anthology of records, statistics and highlights from
                                 previous NCAA tournaments
------------------------------------------------------------------------------------------


          (F) November and December Tournaments. CSX analysis of the regular season tournaments, including Notebooks, from key tournaments such as the Maui Invitational, Great Eight and Preseason NIT.

          (G) Conference Tournaments. CSX Team Reports and Conference Reports will analyze the conference tournaments on a team by team basis for all teams playing in the 28 conference tournaments. Additional coverage will include regional columns and on-site Notebooks analyzing the major conference tournaments.

          (H) Recruiting Coverage. CSX Basketball Recruiting Updates will be included in the weekly Team Reports and analyzed in Special Team Reports after the late-signing period in May. During the Off-Season, the CSX Off-Season Spotlight will focus on notable recruits, delving into their lives on and off the court as well as their significance to their respective college programs. Throughout the year, ICP shall provide a bi-monthly National Column covering regional recruiting news, including reports from major high school all-star games and camps.


          (I) Breaking Stories. Utilizing the exclusive CSX writer network, updates of breaking NCAA basketball stories.

                                  EXHIBIT A-5
AOL Approval
------------


    AOL-Approved Product Categories*

    AOL hereby approves ICP's offer or sale of the following categories of sports-related Products in or through the Online Area:

[*] Mass-produced, generally available team or league branded headgear, footwear, swimwear, and apparel (i.e. sweaters, sweatshirts, jackets, shirts, shorts, pants, sweatpants, and undergarments).

* Notwithstanding AOL's approval of the above categories of Products, the Placements and any Content or Links on the AOL Network (including the Welcome Mats and the hybrid browsers) shall not advertise or promote music or books, without AOL's prior approval.

                                  Exhibit A-6
                        AOL Team Pages Update Schedule
                        ------------------------------

I.   All Teams in Three Major Professional Sports plus Key (up to 10) Hockey
     Teams

     In-Season:    Editorial: Daily, plus day-part programming for breaking
                   stories of major import as reasonably determined by AOL with consultation of E-Sport.
                   Photos: Daily, plus in conjunction with breaking stories above.
                   Links: Daily

     Off-season:   Editorial: Three times per week, plus breaking stories of
                   major import as reasonably determined by AOL with consultation of E-Sport
                   Photos: Three times per week, plus in conjunction with breaking stories above.
                   Links: Daily sweep


II.  Major College Pages - One combined page per major college team - (Up to 60)

     August 1 - April 7:  Editorial: Daily, plus day-part programming for breaking stories of major import as reasonably determined by AOL with consultation of E-Sport

                          Photos: Daily, plus in conjunction with breaking stories above.
                          Links: Daily

     April 7 - August 1:  Editorial: Twice per week, plus breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                          Photos: twice per week, plus in conjunction with breaking stories above.
                          Links: Four times per week


III. Minor College Pages -- One combined page per minor college team - remaining Division I football and selected Division I basketball (Up to 60)

     August 1 - April 7:  Editorial: Three times per week, plus breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                          Photos: Three times per week, plus in conjunction with breaking stories above.
                          Links: Four times per week

                          *non major hockey teams will use this schedule in-season

     April 7 -  August 1: Editorial: Once per week, plus breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                          Photos: Once per week, plus in conjunction with breaking stories above.
                          Links: Three times per week

                          *non major hockey teams will use this schedule off-season

                           EXHIBIT B  -- DEFINITIONS
                           -------------------------

DEFINITIONS.  The following definitions shall apply to this Agreement:

Advertisements. Promotions, advertisements, links, pointers and similar services or rights.

Advertising Revenues. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by ICP or ICP's agents, as the case may be, arising from the license or sale of AOL Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that AOL receives fair value in connection with AOL Advertisements, ICP shall be deemed to have received no less than the Advertising Minimum in instances when ICP makes an AOL Advertisement available to a third party at a cost below the Advertising Minimum.

Affiliate. Any agent, distributor or franchisee of AOL, or an entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL, including any entity in which AOL holds, directly or indirectly, at least a nineteen percent (19%) equity interest.

AOL Advertisements. Any promotion, advertisement, link pointer, sponsorship or similar service or right on or through the Customized Site or Customized Programming.

AOL Service. The standard narrow-band U.S. version of the America Online brand service, specifically excluding (a) AOL.com/sm/ and any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services, (d) Netscape Netcenter(TM) and any other Netscape products or services, (e) "ICQ/sm/," "AOL NetFind/sm/," "AOL Instant Messenger/sm/," "Digital City/sm/," "AOL NetMail/sm/," "Real Fans/sm/", "Love@AOL/sm/", "Entertainment Asylum/sm/," "AOL Hometown/sm/" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online brand service, (f) any programming or content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL Presence. Any AOL trademark or logo, headline, word or picture and/or any other Content which describes or promotes AOL.

AOL Property. Any product, service or property owned, operated, marketed, distributed, or authorized to be distributed by or through AOL or its Affiliates, including, without limitation, the AOL Service, AOL.com, and AOL Hometown.

AOL Look and Feel. The elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL Member(s). Any user of the AOL Network, including authorized users (including any sub-accounts under an authorized master account) of the AOL Service and/or the CompuServe Service.

AOL Network. (i) The AOL Service, AOL.com, ICQ, and (ii) any other product, service or property owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide (and including those products, services and properties that are excluded from the definitions of the AOL Service, AOL.com or any other AOL Property). It is understood and agreed that the rights of ICP relate solely to particular AOL Properties as expressly set forth in this Agreement and not generally to the AOL Network.

AOL Purchaser. (i) Any person or entity who enters the Customized Site or the Customized Programming from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Customized Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through a Linked ICP Interactive Site, provides an AOL.com domain name or a CompuServe.com domain name as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

Confidential Information. Any information relating to or disclosed in the course of this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information
(a) already lawfully known to or independently developed by the receiving Party,
(b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, URLs, keywords and other navigational elements, links, pointers, technology and software.

Customized Programming. Any (a) area within the AOL Network or outside the AOL Network but exclusively available to AOL Members, which area is developed, programmed, and/or managed by ICP, in whole or in part, pursuant to this Agreement and all Content thereon (including, without limitation, message boards, chat and other AOL Member-supplied content areas contained therein) including, without limitation, Team Pages, Stars Pages, Extreme Online Area and any other co-branded site or page, but excluding the Customized Site and (b) Content provided to AOL by ICP pursuant to this Agreement for distribution on or through the AOL Network other than on the Customized Site.

Customized Site. Collectively, each version of the Primary Site that is customized for distribution through the AOL Network in accordance with this Agreement.

ICP Interactive Site. Any interactive site or area (other than Customized Programming), including any mirrored site or area, which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed Active Desktop or interactive television service such as WebTV.

ICP Presence. Any (a) ICP trademark or logo, (b) headline or picture from ICP Content, (c) teaser, icon, or link to the Customized Site or Customized

Programming and/or (d) other Content which originates from, describes or promotes ICP or ICP's Content. This does not include AOL navigational links (i.e., links to " teams", "stars" or the names of such teams or stars).

Impression. User exposure to an ICP Presence, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

Interactive Service. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across multiple interactive commerce categories; (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means).

Keyword Search Terms. (a) The Keyword online search terms made available on the AOL Service, combining AOL's Keyword online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement) and (b) the Go Word online search terms made available on the CompuServe Service, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

Linked Interactive Site. Any site or area outside of the AOL Network which is linked to Customized Programming (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement.

Linked ICP Interactive Site. Any ICP Interactive Site which is also a Linked Interactive Site.

Licensed Sports Product. A sports-related Product which requires a license from a sports league, team, governing body or player in order to sell such Product.

Licensed Content. All Content offered through [*] pursuant to this Agreement or otherwise provided by or on behalf of ICP or its agents in connection herewith (e.g., offline promotional content or online Content for distribution through the AOL Network), including without limitation all Customized Programming.

Main Screen.  The primary or first screen of a particular area or channel.

Memorabilia Products. Products consisting of (i) Authentically autographed (e.g., autograph not provided by machine or facsimile) sports products deriving a portion of their value from the autograph, and (ii) commemorative, unique or limited sports products related to a sport, sporting event, league, team, players association or athlete.

Premium Information Products. Specialized electronic sports information Products offered, licensed or sold for an amount charged by ICP to AOL Purchasers in addition to the base membership fee charged by AOL to AOL Members. Premium Information Products may include, but shall not be limited to, electronically distributed informational items such as special event products (e.g., special Super Bowl reports), special fantasy reports, team fan clubs, seasonal specials, which Products shall be created and marketed to specialized audiences subject to the restrictions, terms and conditions contained in the Agreement. ICP shall be solely responsible for the Content of the Premium Information Products.

Primary Site. Each Internet site and Content currently located at www.athletedirect.com, www.psx.com, www.csx.com, and www.rotonews.com and all derivative URLs which are (i) managed, maintained or owned by ICP or its agents or (ii) to which ICP licenses information, content or other materials.

Product. Any product, good or service which ICP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Purchasers directly or indirectly through (i) the Customized Site (including through any Interactive Site linked thereto) or Customized Programming (including any Linked Interactive Site), (ii) any other electronic means directed at AOL Purchasers (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Customized Site or Customized Programming requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

Sports Entertainment Products. Audio-based and or video-based sports-related content offerings, (i.e., chats, broadcasts, interviews or shows) which feature athletes, sports writers or other sports personalities.

Term. The period beginning on the Effective Date and ending upon the expiration or earlier termination of this Agreement.

[*] Portions have been omitted pursuant to a confidential treatment request.

               EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS
               ------------------------------------------------

I.  AOL NETWORK

Content. ICP represents and warrants that all Content contained within the Customized Site and Customized Programming and all Licensed Content (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written policy of AOL and any applicable AOL Property (including without limitation AOL's kids policies to the extent applicable),
(ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity, moral rights or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation ((i), (ii) and (iii) collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its commercially reasonable efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

AOL Network Distribution. The distribution, placements and/or promotions described in this Agreement or otherwise provided to ICP by AOL shall be used by ICP solely for its own benefit, will link to and promote solely the Licensed Content within the Customized Site or Customized Programming expressly described on Exhibit A and will not be resold, traded, exchanged, bartered, brokered or otherwise offered or transferred to any third party or contain any branding other than ICP's branding. Further, the Content of all such distribution, placements and promotions shall be subject to AOL's policies relating to advertising and promotion, including those relating to AOL's exclusivity commitments and other contractual preferences to third parties as set forth in
Section 4 and Section 5.

Changes to AOL Properties. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOLNetwork at any time, including without limitation, by adding or deleting channels, subchannels and/or screens and/or by outsourcing to a third party the programming responsibility for any channel, subchannel, screen or portion thereof. If such redesign or modification substantially modifies the nature of the distribution provided under this Agreement in a material adverse fashion, or if AOL is otherwise unable to deliver any particular Promotion, AOL will work with ICP in good faith to provide ICP, as its sole remedy, with comparable distribution [*].

Member Page. AOL will have no obligation with respect to the Content and services available on or through any Member Page including, but not limited to, any duty to review or monitor any such Content and services. AOL expressly disclaims any liability to ICP for the Content and services contained in any Member Page or any expense, claim, demand, costs, loss or damage arising out of any use of the ICP-provided Content available from, without limitation, a Community Center or the Customized Site. ICP agrees to release AOL and its affiliates, including partners, directors, officers, employees and agents from any and all claims, rights and recourses for such loss or damage.

Contests. ICP shall ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Customized Site and/or Customized Programming (a "Contest") complies with all applicable laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

Disclaimers. ICP agrees to include within the ICP Internet and Customized Programming a disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that all Content (including any products and services) is provided solely by ICP and not AOL, and any transactions are solely between ICP and AOL Members using or purchasing such Content and AOL is not responsible for any loss, expense or damage arising out of the Licensed Content or services provided through the Customized Site or Customized Programming (e.g., "In no event shall AOL nor any of its agents, employees, representatives or affiliates be in any respect legally liable to you or any third party in connection with any information or services contained herein and AOL makes no warranty or guaranty as to the accuracy, completeness, correctness, timeliness, or usefulness of any of the information contained herein"). ICP shall not in any manner state or imply that AOL recommends or endorses ICP or its Content.

Insurance. At all times during the Term, ICP shall maintain an insurance policy or policies reasonably satisfactory to AOL and adequate in amount to insure ICP against all liability associated with the Licensed Content. ICP shall include AOL as a named insured party on such policy or policies. ICP shall provide AOL with a copy of such policy or policies within thirty (30) days after the Effective Date, failing which, in addition to all other available remedies, AOL shall be entitled to delay the launch of the Licensed Content on the AOL Network (and reduce AOL's promotional and Impressions obligations proportionately). ICP shall promptly notify AOL of any material change in such policy or policies.

Rewards Programs. ICP shall not offer, provide, implement or otherwise make available on the Customized Site or Customized Programming any promotional programs or plans that are intended to provide customers with third party rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of ICP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards" or provided by ICP directly.

Navigation. In cases where an AOL Member performs a search for ICP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., promotions, Keyword Search Terms, navigation bars or any other promotions or navigational tools), AOL shall have the right to direct such AOL Member to the Customized Site, or any other Linked ICP Interactive Site determined by AOL in its reasonable discretion. ICP shall ensure that navigation back to the AOL Network from the Customized Site (and from any other Linked ICP Interactive Site linked to from the AOL Network), whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by ICP through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device.

AOL Look and Feel. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the Customized Site or Customized Programming (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames subject to Section 3.1.

Operations. AOL shall be entitled to require reasonable changes to the Customized Site and Customized Programming to the extent such site will, in AOL's good faith judgment, adversely affect technical operations of the AOL Network.

Classifieds and Auctions. ICP shall not implement or promote any classifieds listing features through Customized Programming or Customized Site without AOL's prior written approval not to be unreasonably withheld. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds. ICP shall not conduct any merchandising through the Customized Site or Customized Programming through auctions, or any method other than a direct sales format without AOL's prior written consent, except for ICP's relationship with eBay.

Message Boards; Chat Rooms and Comparable Vehicles. Any Content submitted by ICP or its agents within the AOL Network message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards, chat rooms or any other vehicles through which AOL Members may make submissions within the AOL Network. ICP will refrain from editing, deleting or altering, without AOL's prior approval, any opinion expressed or submission made by an AOL Member within the Customized Site and Customized Programming except in cases where ICP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable AOL Property's Terms of Service.

Duty to Inform. ICP shall promptly inform AOL of any information related to the Customized Site, Customized Programming or the Licensed Content which could

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[*] Portions have been omitted pursuant to a confidential treatment request.

reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

Response to Questions/Comments; Customer Service. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Customized Site, Customized Programming or the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same. ICP shall have sole responsibility for customer service (including, without limitation, order processing, billing, shipping, etc.) and AOL shall have no responsibility with respect thereto. ICP shall comply with all applicable requirements of any federal, state or local consumer protection or disclosure law.

Statements through AOL Network. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or its Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

Production Work. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. All fees to be paid to AOL for any such production work shall be paid in advance. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide." The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Promotions, Customized Programming and the Customized Site ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

Production Tools. AOL shall determine in its sole discretion, which of its proprietary publishing tools (each a "Tool") shall be made available to ICP in order to develop and implement the Licensed Content during the Term. ICP shall be granted a nonexclusive license during the Term to use any such Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

Training and Support. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

Keywords. Any Keyword Search Terms to be directed to the Customized Site shall be (i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

Accounts. ICP shall be granted [*] per athlete, plus twenty (20) additional accounts for production purposes, for the exclusive purpose of enabling ICP and its agents to perform ICP's duties hereunder. The accounts shall be of the type determined by AOL to be necessary for ICP to perform its duties hereunder. The twenty (20) accounts granted for production purposes shall be free of charge, but the [*] per athlete shall be subject to such monthly subscription charges as AOL shall determine shall be applied to similarly-situated interactive service providers (not to exceed monthly subscription charges generally available to the public for a similar type of account). In any event, ICP shall be responsible for the actions taken under or through its accounts, which actions are subject to AOL's then-standard Terms of Service, and for any surcharges, including, without limitation, all premium charges, transaction charges and any applicable communication charges incurred by any such account. Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any account.

II.  TRADEMARKS

Trademark License. In designing and implementing any marketing, advertising, or other promotional materials (expressly excluding Press Releases) related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online" brand service, "AOL" service/software and AOL's triangle logo and, in connection therewith, ICP shall comply with the AOL styleguide available at keyword: "style guide"; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

Rights. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference in Promotional Materials to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of

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

its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or to its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order or as reasonably advised by legal counsel. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH AOL MEMBERS

Solicitation of Subscribers. (a) During the term of this Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail or other online communications being sent to that AOL Member by ICP or its agents. Any commercial e-mail or other online communications to AOL Members which are otherwise permitted hereunder will (x) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP and
(y) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Customized Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

Email Newsletters. Any email newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the email functionality, including but not limited to AOL's policy on unsolicited bulk email, (ii) be sent only to AOL Members requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

AOL Member Communications. To the extent ICP is otherwise permitted to send communications to AOL Members (in accordance with the other requirements contained herein): in any such communications to AOL Members on or off the Customized Site (including, without limitation, e-mail solicitations), ICP will limit the subject matter of such communications to those categories of products, services and/or content that are specifically contemplated by this Agreement and will not encourage AOL Members to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the Customized Site for the purchase of Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL Member communications, in the event that ICP encourages an AOL Purchaser to purchase products through such communications, ICP shall ensure that (a) the AOL Network is expressly promoted as the primary means through which the AOL Purchaser can access the Customized Site (including without limitation by stating the applicable Keyword Search Term and including direct links to specific offers within the Customized Site) and
(b) any link to the Customized Site will link to a page which indicates to the AOL that such user is in a site which is affiliated with the AOL Network.

VI.  TREATMENT OF CLAIMS

Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO SUCH LIABILITY OCCURRED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL TOOLS, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE CUSTOMIZED SITE.

Indemnity. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach or alleged breach of any duty, representation, or warranty of this Agreement. In addition, ICP will defend, indemnify, save and hold harmless AOL and AOL's officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities arising out of or in any way related to the Licensed Content.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its

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

own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

Acknowledgment. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.


VIII.  MISCELLANEOUS

Auditing Rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, at its expense, to conduct a reasonable and necessary copying and inspection of portions of the Records of ICP that are directly related to amounts payable to AOL pursuant to this Agreement, which right may, at AOL's option, be exercised by [*] an independent certified public accounting firm to conduct such inspection. For the sole purpose of ensuring compliance with this Agreement, ICP shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of AOL that are directly related to amounts payable to ICP pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, AOL shall be entitled to provide ICP with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an

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[*] Portions have been omitted pursuant to a confidential treatment request.

association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@aol.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

Survival. Sections IV, V, VI, VII and VIII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement. In addition, all payment terms of this Agreement and any provision that expressly states that it shall survive or which, by its nature, must survive the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

Assignment. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger, consolidation or sale of all or substantially all of ICP's stock or assets) shall be subject to AOL's prior written approval. Notwithstanding the foregoing, if AOL's prior written approval for an assumption is not obtained by ICP in connection with [*], AOL shall have, [*], the right to terminate this Agreement. Further, in the event of any Change of Control of ICP or other transaction resulting in control of ICP by an Interactive Service or an entity that controls, is controlled by or is under common control with an Interactive Service, AOL shall have, [*], the right to terminate this Agreement upon written notice to ICP. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. [*] shall mean a merger, consolidation, or sale of all or substantially all of the [*], of ICP provided that (a) the entity assuming this Agreement has adequate capacity (including financial capacity) to fully perform hereunder, and (b) such assumption shall not be deemed to release ICP from liability hereunder.

Subcontractors. To the extent ICP desires to utilize consultants or subcontractors to perform a material portion of its obligations under this Agreement, utilization of such consultants and/or subcontractors shall be subject to AOL's prior written approval and ICP shall provide AOL with direct contact information for the employees of such consultants and/or subcontractors who are responsible for performing such obligations, which employees shall be available during business hours for consultation with AOL. ICP shall be responsible for ensuring that all consultants and subcontractors comply with this Agreement and ICP shall be liable for any breaches of this Agreement caused by any consultant or subcontractor.

Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

Export Controls. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signatures sent by facsimile shall be deemed original signatures.

* Portions have been omitted pursuant to a confidential treatment request.

                                   EXHIBIT D
                                   ---------

                          [Intentionally Left Blank]

                                   EXHIBIT E
                                   ---------

                         TECHNICAL OPERATING STANDARDS
                         -----------------------------

1. Customized Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Customized Site. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Customized Site from the AOL Network. ICP will design and implement the network between the AOL Service and Customized Site such that
     (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Customized Site from the AOL Network and
     (ii) no single line under material control by ICP will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the Customized Site. In the event that ICP elects to create a custom version of the Customized Site in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Customized Site are optimized for the client software then in use by AOL Members; and (b) the Customized Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that the Customized Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the Customized Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. User Interface. ICP will maintain a graphical user interface within the Customized Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to ICP's compliance with the preceding sentence.

4. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the Customized Site (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

5. Monitoring. ICP will ensure that the performance and availability of the Customized Site is monitored on a continuous (24 X 7) basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Customized Site.

6. Telecommunications. Where applicable the ICP will utilize encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line over which the ICP has material control runs at more than 70% average utilization for a 5-minute peak in a daily period.

7. Security. ICP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Customized Site. ICP will facilitate periodic reviews of the Customized Site by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.   Technical Performance.

     i. ICP will design the Customized Site to support the AOL-Client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com."

     ii. To the extent ICP creates customized pages on the Customized Site for AOL Members, ICP develop and employ a methodology to detect AOL Members (e.g., examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: http://webmaster. info.aol.com and referenced under the heading "Browser Detection."

     iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. ICP is responsible for the manipulation of these parameters in web based objects so as allow them to be cached or not cached as outlined in RFC 1945.

     v. Prior to releasing material, new functionality or features through the Customized Site ("New Functionality"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the Customized Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

9. AOL Internet Services Partner Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the Customized Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the Customized Site's software, hardware and network architecture and access to the Customized Site for purposes of such performance and the coordination load testing as AOL elects to conduct.

10. Customized Programming. The terms and conditions of this Exhibit applicable to the Customized Site shall apply equally to any Customized Programming that is (a) programmed in HTML or (b) web-based.

                                   EXHIBIT G
                                   ---------

                              KEYWORD GUIDELINES
                              ------------------

GRAPHIC: PRINT/TV/"OUT OF HOME"
 .  Required treatment:  (AOL Triangle appears) America Online Keyword: Athletes
   Direct
                                      or

   America Online Keyword: Athletes Direct

 .  "America Online" must be spelled out


 .  Capitalization - listing shall appear in initial caps only
     Note: K of Keyword must always be capitalized
 .  Font, Font style and Size must all be consistent
 . Listing size must be of equal prominence to that of any/all other URLs featured but shall, in any event, be at least10 point font and comprise at least five percent (5%) of the live area of any print or out of home promotion and at least 75 scan lines in any television advertisement

AUDIO: TV/RADIO
 .  "America Online Keyword" must be announced entirely

   Example voiceover would read:
    "For more information, please visit America Online Keyword: Athletes Direct"


                             Logo Usage Guidelines


Not Allowed
>  No color gradients
>  No "filled" icons (must be solid)
>  No different colors for triangle and the copy (must be all the same color)
>  No words/copy on top of the logo or triangle
>  No script writing of "America Online" used alone without triangle
> No adaptations of the icon or logo (i.e., don't turn it into a mountain or Xmas tree)
> No America Online or AOL in all lower case letters (either use initial caps. or all caps.)
>  No turning logo on its side, upside down, etc.
>  No changing the proportion of the logo
>  No "deforming" the logo (stretching it out or making it "skinny")
>  No giving the logo structural dimension or "blurring" the logo
> No reconfiguring the elements logo (i.e., don't put "America" on the left of the triangle & "Online" on the right)

                              Registration marks
> Must have small registration marks ((R)) at the right-hand tip of the triangle and at the tip of the "e" in "Online"

Approved Colors:
----------------
>  black
>  (reversed-out) white
>  PMS 534 blue (NOTE: this is AOL's corporate color)
>  PMS 286 blue
>  Reflex blue
>  PMS 123 yellow
>  PMS 2617 purple
   NOTE: the entire logo (triangle and type) must always be 100% of the same color